Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of November 9, 2026 by and among Liberty Capital Corporation (f/k/a GCI Liberty, Inc.), a Nevada corporation (“GCI”), and each of the parties listed on Schedule A hereto. The parties listed on Schedule A hereto and any of their respective permitted assignees who hereafter become a party to this Agreement pursuant to Section 9.2 of this Agreement are referred to herein as the “Holders” and each, a “Holder.”

RECITALS

WHEREAS, pursuant to the Securities Purchase Agreement by and among GCI Holdings, LLC, a Delaware limited liability company (“Buyer”), GCI (for the limited purpose stated therein) and the sellers named therein, dated as of April 21, 2026 (the “Securities Purchase Agreement”), GCI and the Holders are entering into this Agreement to set forth certain rights and restrictions with respect to the Registrable Securities (as defined below);

NOW, THEREFORE, GCI and the Holders agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	The terms defined in this Section 1.1 shall have the respective meanings set forth below:

“ASRS” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Affiliate” means, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person, for so long as such Person remains so affiliated to the specified Person. For purposes of this definition, “control” (including the terms control, controlled by or common control) means the possession, directly or indirectly, of the power or right to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning given in the Preamble hereto.

“Business Days” means any day other than a day on which the SEC is closed.

“Contingent Stock Consideration” has the meaning given in the Securities Purchase Agreement.

“Disclosure Package” means, with respect to any offering of Registrable Securities, (i) the preliminary prospectus and the material incorporated by reference therein, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such Registrable Securities.

“Earn-out Shares” means the total number of shares of Contingent Stock Consideration issued to the Holders at the election of Buyer, as calculated in accordance with the Securities Purchase Agreement.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 under the Securities Act included in the applicable Registration Statement that has been approved for use by GCI.

“GCI” has the meaning given in the Preamble hereto.

“GCI Common Stock” has the meaning given in the Securities Purchase Agreement.

“Governmental Authority” means any supranational, national, federal, state, county, municipal, local or foreign government, or other political subdivision thereof, or any arbitral body and any entity exercising executive, legislative, judicial, regulatory, taxing, administrative, prosecutorial or arbitral functions of or pertaining to government, provided that such term shall not include any stock exchange.

“Holder Representative” means Sida He, c/o Grain Management, LLC, 1900 K Street NW, Suite 650, Washington, D.C. 20006, the agent for service of process for all of the Holders.

“Holders” has the meaning given in the Preamble hereto.

“Initial Shelf Registration Statement” has the meaning given in Section 2.1.

“Issuance Date” means the date on which the Earn-out Shares are issued by GCI.

“Law” means any applicable law, statute, constitution, principle of common law, ordinance, code, rule, regulation, ruling or other legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Nasdaq” means The Nasdaq Stock Market, and references thereto shall be deemed to include any other public stock market on which GCI may be listed or quoted (including, as applicable, for purposes of reference, to the rules and regulations thereof).

“Person” means any individual, corporation, partnership, limited liability company, unlimited liability company, limited liability partnership, joint venture, person, trust, association, organization or any other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all materials incorporated by reference in such prospectus.

“Registrable Securities” means the Contingent Stock Consideration; provided, however, that such Registrable Securities shall cease to be Registrable Securities hereunder if and when:

(a)	such Registrable Securities have been sold, transferred or otherwise disposed of pursuant to an effective registration statement registering the issuance of such Registrable Securities or the resale thereof under the Securities Act;

(b)	such Registrable Securities have been sold, transferred or otherwise disposed of pursuant to Rule 144 of the Securities Act (“Rule 144”);

(c)	such Registrable Securities are eligible to be sold pursuant to Rule 144 without regard to any volume or manner of sale limitations thereunder (or any similar provisions then in force); or

(d)	such Registrable Securities are transferred or assigned to another Person (other than in a transaction described in clause (a) or clause (b) above) without complying with the requirements of Section 9.2.

“Registration” means a registration effected by preparing and filing a Registration Statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

“Registration Expenses” means (whether or not any Registration Statement is declared effective or any of the transactions described herein is consummated) all expenses incurred by GCI in performing or complying with its obligations hereunder to file a Registration Statement, including, all registration and filing fees, fees and disbursements of counsel for GCI, SEC or FINRA registration and filing fees, expenses of GCI’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, fees and expenses of compliance with U.S. Securities Law or “blue sky” Laws, listing fees, printing, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, GCI’s internal expenses, the expense of any annual audit or quarterly review, the expenses and fees for listing the securities to be registered on Nasdaq, and all other expenses incident to the registration of the Registrable Securities; provided, that the term “Registration Expenses” does not include, and GCI shall not be responsible for, Selling Expenses.

“Registration Period” means, with regard to any Holder, the period beginning on the Issuance Date and ending upon the termination of such Holder’s rights under this Agreement pursuant to Section 9.7.

“Registration Statement” means any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all materials incorporated by reference in such registration statement.

“Representative” means any Affiliates of such Person and their respective directors, officers, employees, agents, consultants, advisers, auditors and accountants.

“Rule 144” has the meaning given in the definition of Registrable Securities.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Purchase Agreement” has the meaning given in the Recitals hereto.

“Selling Expenses” means all underwriting discounts, selling commissions, stock transfer taxes, fees and expenses of counsel other than as provided herein, underwriter marketing costs, broker’s fees or commissions and all other expenses incurred by such Holder in connection with the registration, offer and sale of Registrable Securities.

“Selling Holder Questionnaire” means the form of the selling Holder questionnaire substantially in the form attached hereto as Exhibit A.

“Shelf Registration Statement” means the Initial Shelf Registration Statement or a Subsequent Shelf Registration Statement, as applicable.

“Staff” means the staff of the SEC.

“Subsequent Shelf Registration Statement” has the meaning given in Section 2.2.

“Suspension Period” has the meaning given in Section 3.1.

“Transfer Documentation” has the meaning given in Section 5.2.

“U.S. Securities Law” means the federal securities laws of the United States of America.

2.	SHELF REGISTRATION AND OFFERINGS

2.1	Filing.

(a)	As soon as practicable following the Issuance Date but in no event later than ten (10) Business Days after the Issuance Date (for the avoidance of doubt, subject to Section 3), GCI shall file with the SEC a Registration Statement on Form S-3 (or if GCI is not permitted to use such form, GCI shall file as soon as practicable, on Form S-1 or similar long-form registration statement) (the “Initial Shelf Registration Statement”), covering the resale on a delayed or continuous basis pursuant to Rule 415 (including in stock exchange transactions and underwritten offerings) of all of the Registrable Securities outstanding as of immediately after the issuance of the Contingent Stock Consideration on the Issuance Date. Subject to Section 4, GCI shall use commercially reasonable efforts to include all of the Registrable Securities outstanding as of immediately after the issuance of the Contingent Stock Consideration on the Issuance Date on the Initial Shelf Registration Statement.

(b)	Such Initial Shelf Registration Statement shall be an ASRS if GCI qualifies as a “well-known seasoned issuer,” as defined in Rule 405 promulgated under the Securities Act, at the time of the filing of such Initial Shelf Registration Statement, and to the extent GCI does not so qualify, GCI shall use its commercially reasonable efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act. GCI will submit a request to the Staff for the acceleration of the effective date of the Initial Shelf Registration Statement pursuant to Rule 461 under the Securities Act promptly after the date GCI is notified by the SEC that the Initial Shelf Registration Statement will not be “reviewed” or will not be subject to further review. Once the Initial Shelf Registration Statement becomes effective, GCI will (i) promptly notify the Holders of such effectiveness, and GCI will maintain the continuous effectiveness of such Initial Shelf Registration Statement until the expiration of the Registration Period (including as contemplated in Section 2.2 hereof) and (ii) take such actions as reasonably necessary to permit the prompt offer, sale and/or disposition of Registrable Securities under the Initial Shelf Registration Statement, including without limitation, (A) complying with the Securities Act, the Exchange Act and any other applicable rules and regulations of the SEC, (B) reasonably cooperating with the Holders in the offer, sale and/or disposition of the Registrable Securities and (C) (1) preparing and filing with the SEC such amendments, including post-effective amendments, supplements to the Initial Shelf Registration Statement, and Exchange Act reports as may be necessary to keep such Initial Shelf Registration Statement continuously effective and to otherwise comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Initial Shelf Registration Statement and any prospectus so supplemented to be filed under the Securities Act, and (2) providing reasonable notice to the Holders to the extent that GCI determines that a post-effective amendment to the Initial Shelf Registration Statement would be appropriate, in each case, until the expiration of the Registration Period. In the event GCI files the Initial Shelf Registration Statement on Form S-1, GCI shall use its commercially reasonable efforts to file a post-effective amendment thereto to convert such Initial Shelf Registration Statement to a registration statement on Form S-3 as soon as practicable (but in any event within ten (10) Business Days) after GCI is eligible to use Form S-3. GCI’s obligation under this Section 2.1 shall, for the avoidance of doubt, be subject to Section 3.

(c)	For the avoidance of doubt: the obligation to file the Initial Shelf Registration Statement or a Subsequent Shelf Registration Statement pursuant to this Section 2 may, at GCI’s option, be satisfied by including such Registrable Securities in a registration statement that includes securities other than Registrable Securities, and/or amending or supplementing a registration statement that is effective, or is expected to become effective within the time periods specified in this Section 2.

2.2	Subsequent Shelf Registration. If the Initial Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, GCI shall, subject to Section 3, use its commercially reasonable efforts to promptly cause such Initial Shelf Registration Statement to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Initial Shelf Registration Statement), and shall use its commercially reasonable efforts to promptly amend such Initial Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Initial Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration Statement”) registering the resale of all Registrable Securities then outstanding (determined as of two (2) Business Days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration Statement is filed, GCI shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders to sell their Registrable Securities and in compliance with the provisions of the Securities Act until the expiration of the Registration Period. Any such Subsequent Shelf Registration Statement shall be on Form S-3 to the extent that GCI is eligible to use such form (it being agreed that the Subsequent Shelf Registration Statement shall be an ASRS if GCI is a well-known seasoned issuer at the most recent applicable eligibility determination date). Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form. As soon as practicable following the effective date of a Subsequent Shelf Registration Statement filed pursuant to this Section 2.2, but in any event within two (2) Business Days of such date, GCI will promptly notify the Holders of the effectiveness of such Subsequent Shelf Registration Statement. GCI’s obligation under this Section 2.2, shall, for the avoidance of doubt, be subject to Section 3.

2.3	All Registrable Securities To Be Registered. In the event the shares registered for resale under the Initial Shelf Registration Statement or Subsequent Shelf Registration Statement at any time and for any reason do not include all Registrable Securities, GCI shall, to the extent necessary, amend or supplement the Initial Shelf Registration Statement or Subsequent Shelf Registration Statement or file or confidentially submit a new registration statement (a “New Registration Statement”) so as to register the resale of all of such then-unregistered Registrable Securities as soon as reasonably practicable, but in any event not later than ten (10) Business Days after the possibility to do so arises. GCI shall use its commercially reasonable efforts to have such amendment and/or New Registration Statement become effective as soon as practicable following the filing thereof. The provisions of Sections 2.1 and 2.2 shall apply to the New Registration Statement, except as modified hereby.

3.	DELAY FILING; SUSPENSION OF SALES

3.1	Delay Filing. Notwithstanding anything to the contrary contained in this Agreement, GCI shall be entitled, by providing written notice to the Holders, to delay the filing or effectiveness of a Shelf Registration Statement or require such applicable Holders to suspend the use of the Prospectus for sales of Registrable Securities under an effective Shelf Registration Statement (including, for the avoidance of doubt, delaying the filing of any prospectus supplement related thereto) for a reasonable period of time not to exceed, when combined with any suspension pursuant to Section 3.2, sixty (60) consecutive days or one hundred and twenty (120) days in the aggregate in any twelve (12) month period (a “Suspension Period”), if the senior management of GCI determines in good faith that such filing, effectiveness or use, if not delayed or suspended, would (i) require the public disclosure of material non-public information concerning any material transaction or negotiations involving GCI that would interfere with such material transaction or negotiations or (ii) otherwise materially interfere with material financing plans, recapitalization, reorganization, acquisition, disposition, or other transactions or business activities of GCI; provided, that, if at the time of receipt of such notice by the Holders such Holders shall have sold Registrable Securities (or have signed a firm commitment underwriting agreement with respect to the purchase of such shares) pursuant to an effective Registration Statement and the reason for the Suspension Period is not of a nature that would require a post-effective amendment or supplement to the Shelf Registration Statement or the Prospectus, then GCI shall use its commercially reasonable efforts to take such action as to eliminate any restriction imposed by U.S. Securities Law on the timely delivery of such shares. Immediately upon receipt of such notice, the Holders shall discontinue the disposition of Registrable Securities under an effective Shelf Registration Statement and Prospectus relating thereto until such Suspension Period is terminated. GCI agrees that it will terminate any such Suspension Period as promptly as reasonably practicable and will promptly notify the Holders of such termination. After the expiration of any Suspension Period in the case of an effective Shelf Registration Statement, and without any further request from the Holders, GCI shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.2	Suspension of Sales. Upon receipt of notice by the Holders from GCI pursuant to Section 6.1(l), each Holder shall immediately discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement and Prospectus relating thereto until the Holder (a) has received copies of a supplemented or amended Prospectus or prospectus supplement pursuant to Section 6.1(l) or (b) is advised in writing by GCI that the use of the Prospectus and, if applicable, prospectus supplement may be resumed. GCI shall use its commercially reasonable efforts to ensure that the period of suspension required by this Section 3.2 is as short as possible, but no more than, when combined with any Suspension Period under Section 3.1, sixty (60) consecutive days or one hundred and twenty (120) days in the aggregate in any twelve (12) month period. For the avoidance of doubt, the days during which sales of Registrable Securities pursuant to the Registration Statement are suspended as a result of the filing and SEC review of a post-effective amendment to (y) convert a Shelf Registration Statement on Form S-1 to a Shelf Registration Statement on Form S-3 or (z) correct, update or revise disclosure regarding one or more Holders or other selling securityholders named therein, including the intended method of disposition of such securities, shall not reduce the duration of the Suspension Periods permitted under this Section 3.2 or under Section 3.1.

3.3	Any notice of suspension delivered pursuant to Section 3 shall not include material non-public information and shall not be required to contain the reasons therefor, and each Holder agrees to keep the receipt and existence of any such notice confidential.

4.	SELLING HOLDER QUESTIONNAIRE

4.1	Each Holder agrees to furnish to GCI a completed Selling Holder Questionnaire not less than five (5) Business Days prior to the Issuance Date. Each Holder further agrees that it shall not be entitled to be named as a selling securityholder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to GCI a completed and signed Selling Holder Questionnaire and any further information reasonably requested by GCI. Each Holder also agrees to notify GCI, if requested, promptly of any changes in the information contained in the Selling Holder Questionnaire.

4.2	GCI shall hold in confidence and not make any disclosure of information concerning a Holder provided to GCI unless (i) disclosure of such information is necessary to comply with federal or state securities laws or otherwise required in the context of any Registration Statement or offering of securities in which any Holder participates, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. GCI agrees that it shall, upon learning that disclosure of such information concerning any Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Holder prior to making such disclosure, and use commercially reasonable efforts to allow such Holder, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

5.	RULE 144

5.1	With a view to making available to each Holder the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, GCI agrees, until the expiration of the Registration Period, to: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) file with the SEC, in a timely manner, all reports and other documents required of GCI in order to comply with the current information requirements of Rule 144(c); and (iii) so long as a Holder beneficially owns any Registrable Securities or securities convertible into or exercisable for Registrable Securities, furnish to such Holder forthwith upon request: a written statement by GCI as to its compliance with the reporting requirements of Rule 144; a copy of the most recent annual or quarterly report of GCI; and such other reports and documents as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any Registrable Securities without registration. For the avoidance of doubt, each Holder may sell any Registrable Securities in compliance with Rule 144, regardless of whether a Shelf Registration Statement has been filed with the SEC or is effective, and GCI acknowledges its understanding based on the advice of counsel and currently applicable Law and Staff guidance that the holding period (within the meaning of Rule 144(d)(3)) of the Contingent Stock Consideration will be deemed to have commenced on the Closing Date, as defined in the Securities Purchase Agreement, in accordance with Rule 144(d)(3)(iii), absent a change in currently applicable Law or Staff guidance.

5.2	In connection with any sale or transfer of Registrable Securities by any Holder pursuant to Rule 144, GCI shall, to the extent allowed by law, promptly, and in any event, within two (2) Business Days from the receipt of all customary documentation, certificates and representations from the Holder and/or its broker with respect to such sale or transfer (collectively, “Transfer Documentation”), take any and all actions customarily taken in order to permit or facilitate such sale or transfer, including, without limitation, at the sole expense of GCI, the endorsement and transfer of any certificates representing Registrable Securities (or a book-entry transfer to similar effect) sold or transferred in accordance with Rule 144 and the delivery of any necessary instructions or opinions to GCI’s transfer agent, subject to receipt of Transfer Documentation relating thereto. In addition, GCI, at its sole expense, shall use commercially reasonable efforts to promptly remove the restrictive legend from any GCI Common Stock following the first anniversary of the date of issuance thereof, provided such shares of GCI Common Stock are eligible to be sold or transferred in a single transaction or series of transactions by the Holder thereof without volume or manner of sale limitations under Rule 144 (or any similar provisions then in force). GCI’s obligation to remove the restrictive legend from shares of GCI Common Stock referred to in the preceding sentence shall, at GCI’s option, be subject to receipt of customary documentation, certificates and representations from the Holder of such securities.

6.	REGISTRATION PROCEDURES

6.1	Registration Procedures. In connection with the Shelf Registration Statements, GCI will use its commercially reasonable efforts to effect the registration and the offer and sale of such Registrable Securities in accordance with the intended method of disposition thereof as soon as reasonably practicable (other than as provided herein), and shall, in connection with such registration:

(a)	prepare and promptly file with the SEC a Shelf Registration Statement (or a prospectus supplement, as applicable), which shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, with respect to the Registrable Securities and use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective as soon as practicable thereafter and remain effective until the expiration of the Registration Period, and at least three (3) Business Days before filing a Shelf Registration Statement or Prospectus, furnish to the participating Holders copies of all such documents proposed to be filed, and such Holders shall have the opportunity to object to any information pertaining to such Holder contained therein;

(b)	subject to any SEC comments, include in any Shelf Registration Statement a “plan of distribution” approved by the holders of a majority-in-interest of the Registrable Securities to be included in such Registration Statement;

(c)	if the Shelf Registration Statement or any post-effective amendment thereto is subject to review by the SEC, use reasonable best efforts to promptly respond to all comments, diligently pursue resolution of any comments to the satisfaction of the SEC and file all amendments and supplements to such Shelf Registration Statement as may be required to respond to comments from the SEC and otherwise to enable such Registration Statement to be declared effective;

(d)	(i) prepare and file with the SEC such amendments and supplements to such Shelf Registration Statement and the Prospectus used in connection therewith and such free writing prospectuses and Exchange Act reports as may be necessary to keep such Shelf Registration Statement effective until the expiration of the Registration Period and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Shelf Registration Statement and any Prospectus so supplemented to be filed pursuant to Rule 424 under the Securities Act in accordance with the Holder’s intended method of disposition set forth in such Shelf Registration Statement for such period, and (ii) provide reasonable notice to the participating Holders to the extent that GCI determines that a post-effective amendment to a registration statement would be appropriate;

(e)	furnish to the participating Holders such number of copies of the Shelf Registration Statement, each amendment and supplement thereto, the Prospectus included therein (including each preliminary prospectus) and any other prospectuses filed under Rule 424 and each free writing prospectus as such Persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement;

(f)	use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such Shelf Registration Statement under the securities or “blue sky” Laws of such U.S. jurisdictions as the participating Holders reasonably shall request and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holders to consummate the disposition in such U.S. jurisdictions of the Registrable Securities beneficially owned by such Holders; provided, however, that GCI shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

(g)	promptly notify each participating Holder: (i) when the Shelf Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto, any post-effective amendment to the Shelf Registration Statement or any free writing prospectus has been filed with the SEC and, with respect to the Shelf Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any state securities authority for amendments or supplements to the Shelf Registration Statement or the Prospectus related thereto or for additional information, relating to such Shelf Registration Statement or any Prospectus or any amendment or supplement thereto; (iii) of each letter written by or on behalf of GCI to the Staff, and each item of correspondence from the Staff, in each case relating to such Shelf Registration Statement (other than any portion thereof which contains information for which GCI has sought or intends to seek confidential treatment or which contains or reflects any material non-public information with respect to GCI or its securities); (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose; or (v) of the receipt by GCI of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” Laws of any U.S. jurisdiction or the initiation of any proceeding for such purpose;

(h)	if at any time (i) (A) any event or development shall occur or condition shall exist as a result of which a Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (B) it is necessary to amend or supplement the Prospectus to comply with U.S. Securities Law, GCI shall promptly notify the Holders, and promptly prepare and file with the SEC and furnish to the participating Holders such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with U.S. Securities Law and (ii) (A) any event or development shall occur or condition shall exist as a result of which the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, not misleading or (B) it is necessary to amend or supplement the Disclosure Package to comply with U.S. Securities Law, GCI will promptly notify the Holders and promptly prepare and file with the SEC (to the extent required) and furnish to the participating Holders such amendments or supplements to the Disclosure Package as may be necessary so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, be misleading or so that the Disclosure Package will comply with U.S. Securities Law;

(i)	use its commercially reasonable efforts to list or quote the Registrable Securities covered by such Shelf Registration Statement on Nasdaq or, if such Registrable Securities are not then listed with a securities exchange, on a national securities exchange selected by GCI;

(j)	cause its officers and use its commercially reasonable efforts to cause its employees and independent public accountants (in the case of the independent public accountants, subject to any applicable accounting guidance regarding their participation in the registration process) to participate in, and cooperate with, the preparation of the Shelf Registration Statement and Prospectus and any amendments or supplements thereto taking into account GCI’s reasonable business needs;

(k)	provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Shelf Registration Statement (or the pricing date of the relevant offering);

(l)	immediately notify each participating Holder, at any time when a Prospectus is required to be delivered under the Securities Act, of the occurrence or happening of any event as a result of which the Prospectus contained in a Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any Holder as promptly as reasonably practicable prepare and furnish to such Holder, in each case a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(m)	use its commercially reasonable efforts to cooperate with the Holders in the disposition of the Registrable Securities covered by such Shelf Registration Statement;

(n)	in connection with the preparation and filing of each Shelf Registration Statement registering Registrable Securities under the Securities Act, and before filing any such Shelf Registration Statement or any other document in connection therewith, give reasonable consideration to the inclusion in such documents of any comments reasonably and timely made by a Holder or its legal counsel; provided that (i) any party receiving confidential materials shall execute a confidentiality agreement on customary terms if reasonably requested by GCI and (ii) GCI may in its sole discretion restrict access to competitively sensitive or legally privileged documents or information;

(o)	not name any Holder in any Shelf Registration Statement as an underwriter without that Holder’s prior written consent;

(p)	use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Shelf Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any U.S. jurisdiction and, if such an order or suspension is issued, to use its commercially reasonable efforts to promptly obtain the withdrawal of such order or suspension and to notify the Holders of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose;

(q)	otherwise use its commercially reasonable efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the SEC and reasonably cooperate with each Holder in the disposition of its Registrable Securities in accordance with the method of distribution described in the Prospectus included in any Shelf Registration Statement, which shall include the endorsement and transfer of any certificates representing Registrable Securities (or a book-entry transfer to similar effect) transferred in accordance with this Agreement and delivery of any necessary instructions or opinions to GCI’s transfer agent, subject to receipt of customary documentation, certificates and representations from the applicable Holder and its broker, if applicable, in order to cause the transfer agent to allow Registrable Securities to be sold from time to time as permitted by U.S. Securities Law;

(r)	take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby, and, when taken together with the related Prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(s)	use its commercially reasonable efforts to cooperate with the participating Holders and their counsel in connection with the preparation and filing of any applications, notices, registrations and responses to requests for additional information with Nasdaq; and

(t)	in the event GCI has an effective Shelf Registration Statement that is an ASRS, if GCI does not pay the filing fee covering the Registrable Securities at the time the ASRS is filed, GCI agrees to pay such fee at such time or times as the Registrable Securities are to be sold in compliance with SEC rules.

7.	RESPONSIBILITY FOR EXPENSES

The Registration Expenses of all Registrations shall be borne by GCI, and the Selling Expenses of all Registrations shall be borne by the applicable Holder(s); however, GCI shall reimburse the Holders for the reasonable and documented fees and disbursements of a single counsel to the Holders selected by GCI and reasonably acceptable to the Holders of at least a majority of the Registrable Securities in the aggregate amount of up to $35,000. For the avoidance of doubt, GCI shall not be responsible for any expenses of any underwriter, broker, sales agent or placement agent in the sale of Registrable Securities.

8.	INDEMNIFICATION

8.1	GCI shall indemnify, defend and hold harmless each Holder named as a selling stockholder in any Registration Statement, the Representatives of such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act, against any losses, claims, damages, liabilities, expenses or actions, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, expenses or actions (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement on the effective date thereof (including any Prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405)) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder, the Representatives of such Holder, or controlling person for any documented legal or other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for all of them) in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that the indemnity agreement contained in this Section 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of GCI; provided, further, that GCI shall not be liable to any Holder, the Representatives of such Holder, or controlling person in any such case for any such loss, claim, damage, liability, expense or action to the extent, but only to the extent, that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information regarding such Holder furnished by such Holder and stated to be specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, the Representatives of such Holder, or such controlling person.

8.2	Each Holder whose Registrable Securities are included in any Registration Statement shall, severally and not jointly, indemnify, defend and hold harmless GCI, each of its directors, officers, employees, agents, representatives and Affiliates, each person, if any, who controls GCI within the meaning of the Securities Act, against any losses, claims, damages, liabilities, expenses or actions to which GCI or any such director, officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, expenses or actions (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement on the effective date thereof (including the Prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405)) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information regarding such Holder furnished to GCI by or on behalf of such Holder and stated to be specifically for use therein; and each such Holder shall reimburse any documented legal or other expenses reasonably incurred by GCI or any such director, officer, employee, agent, representative or Affiliate, controlling person or agent (but not in excess of expenses incurred in respect of one counsel for all of them) in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that the indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, expense or action if such settlement is effected without the reasonable consent of such Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of GCI, GCI’s directors, officers, employees, agents, representatives and Affiliates, or controlling person. In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder from the sale of Registrable Securities covered by such Registration Statement. For the avoidance of doubt, the only written information regarding each Holder furnished to GCI by or on behalf of such Holder and stated to be specifically for use in such Registration Statement (including the Prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405)) shall be the information provided by the Holder in the completed Selling Holder Questionnaire, as such information may be updated from time to time by such Holder.

8.3	Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party (unless: (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to those available to such indemnifying party; (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel; or (iii) in the reasonable opinion of such indemnified party representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicts between such indemnified party and any other party represented by such counsel in such proceeding, in which case the indemnified party shall be reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining separate legal counsel); provided, however, that an indemnified party shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party.

8.4	The failure to notify an indemnifying party promptly of the commencement of any such action set out in Section 8.3 shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity contained in this Section 8, unless (and only to the extent) the indemnifying party was materially prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any claim or pending or threatened proceeding in respect of which the indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (a) includes an unconditional release of such indemnified party from all liability arising out of such claim or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

8.5	To the extent any indemnification by an indemnifying party is prohibited or limited by Law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, expenses or actions referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

8.6	The parties agree that it would not be just and equitable if contribution pursuant to Section 8.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in the immediately preceding Section 8.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.7	The liability of each Holder in respect of any contribution obligation of such Holder under this Agreement with respect to the Registration Statement shall not exceed the dollar amount of the net proceeds received by such Holder, as applicable, from the sale of Registrable Securities covered by the Registration Statement.

9.	MISCELLANEOUS

9.1	Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third Business Day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt of the intended recipient or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to GCI, to: 12300 Liberty Boulevard Englewood, Colorado 80112; Attention: Legal Department; E-mail: [***]; and, if to any Holder, at such Holder’s address, electronic mail address or facsimile number as set forth on the signature page of each such Holder. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective ten (10) days after delivery of such notice as provided in this Section 9.1.

9.2	Assignment.

This Agreement and the rights, duties and obligations of this Agreement may be assigned by a Holder only by (i) operation of Law, including (but not limited to) pursuant to any non-consensual order of a Governmental Authority, by divorce decree of a court of competent jurisdiction or by will, intestacy or other similar applicable Law upon such Holder or other applicable Person’s death; (ii) with the prior written consent of GCI (such consent not to be unreasonably withheld); or (iii) (a) if such Holder is an individual, (I) to any member of Holder’s immediate family (which for purposes of this Agreement shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than a first cousin), or to a trust for the benefit of Holder or any member of Holder’s immediate family, or (II) to a partnership, limited liability company or other type of entity of which the Holder and/or its immediate family are the legal and beneficial owners of all of the outstanding equity securities or similar interests; or (b) if such Holder is a partnership, limited liability company or other type of entity, (I) to one or more partners, members or equityholders of such Holder, (II) to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such Holder, or (III) to any other Affiliate of such Holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders. This Agreement shall not confer any rights or benefits on any persons or entities that are not parties hereto, other than expressly set forth in this Agreement and this Section 9.2.

No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate GCI unless and until GCI shall have received (i) written notice of such assignment as provided in Section 9.1, (ii) an executed joinder to this Agreement from the assignee in the form attached hereto as Exhibit B, and (iii) and a completed Selling Holder Questionnaire. In the event that GCI receives written notice from a Holder that it has transferred all or any portion of its Registrable Securities pursuant to this Section 9.2, GCI shall, within ten (10) Business Days, file any amendments or supplements necessary to keep a Registration Statement current, effective and available for the resale of all of the Registrable Securities pursuant to Rule 415. Any transfer or assignment made other than as provided in this Section 9.2 shall be null and void.

9.3	Counterparts. This Agreement may be executed in counterparts (which may be delivered by electronic transmission), all of which together shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

9.4	Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (1) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION AND (2) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE EXCLUSIVELY IN THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF NEW YORK, NEW YORK COUNTY, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH HOLDER SHALL AT ALL TIMES MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES AND AGREES THAT SERVICE OF PROCESS UPON THE HOLDER REPRESENTATIVE FOR SERVICE OF PROCESS FOR ONE OR MORE HOLDERS AND WRITTEN NOTICE OF SUCH SERVICE TO SUCH HOLDER TO THE CONTACT PROVIDED ON THE SIGNATURE PAGE SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH HOLDER IN ANY SUCH SUIT OR PROCEEDING. EACH HOLDER HEREBY REPRESENTS AND WARRANTS THAT SUCH AUTHORIZED AGENT HAS ACCEPTED SUCH APPOINTMENT AND HAS AGREED TO ACT AS SUCH AUTHORIZED AGENT FOR SERVICE OF PROCESS. EACH HOLDER FURTHER AGREES TO TAKE ANY AND ALL ACTION AS MAY BE NECESSARY TO MAINTAIN SUCH DESIGNATION AND APPOINTMENT OF SUCH AUTHORIZED AGENT IN FULL FORCE AND EFFECT UNTIL THE TERMINATION OF THIS AGREEMENT WITH RESPECT TO SUCH HOLDER.

9.5	WAIVER OF TRIAL BY JURY; ENFORCEMENT. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE WAIVERS HEREIN, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

9.6	Amendments and Modifications. Upon the written consent of (a) GCI and (b) the Holders of at least a majority-in-interest of the then outstanding Registrable Securities, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of Registrable Securities, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or GCI and any other party hereto or any failure or delay on the part of a Holder or GCI in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or GCI. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

9.7	Term. This Agreement shall terminate, with regard to any Holder, on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 8, Section 9.4 and Section 9.5 shall survive any termination.

9.8	Holder Information. Each Holder agrees, if requested in writing by GCI, to represent to GCI the total number of Registrable Securities held by such Holder in order for GCI to make determinations hereunder.

9.9	Entire Agreement. This Agreement (including the exhibits hereto) together with the Securities Purchase Agreement and the other agreements entered into in connection therewith, constitute the entire agreement among the parties with respect to the subject matter of this Agreement, and supersede, cancel and annul all prior agreements, negotiations, correspondence, undertakings, understandings, statements, representations, discussions and any other communications of the parties, whether oral or written, with respect to the subject matter hereof.

9.10	Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible and in a manner so as to as closely as possible provide the parties with the intended benefits, net of the intended burdens, set forth in any such invalid, void or unenforceable provision.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

LIBERTY CAPITAL CORPORATION (F/K/A GCI LIBERTY, INC.)

By:	/s/ Craig Troyer
Name: Craig Troyer
Its: Senior Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

HOLDER:

Q GATEWAY ULTIMATE HOLDINGS, LLC

By:	/s/ Chad Crank
Name:	Chad Crank
Its:	Authorized Representative

Address:	Q Gateway Ultimate Holdings, LLC c/o Grain Management, LLC 1900 K Street NW, Suite 650 Washington, D.C. 20006
Attention:	Sida He
E-mail:	[***]

List of Omitted Exhibits

The following exhibits and schedules to this Registration Rights Agreement, by and between Q Gateway Ultimate Holdings, LLC and Liberty Capital Corporation, dated November 9, 2026, have not been provided herein:

Schedule A – Holders

Exhibit A – Seller Holding Questionnaire

Exhibit B – Registration Rights Agreement Joinder

The registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.